Exhibit 10.10

[Translation of Chinese original]

Technology Development Agreement

This Agreement is entered into by the following parties on June 7, 2004 in Beijing, the People’s Republic of China (“the PRC” or “China”):

Consignor:	Beijing Novel-Tongfang Digital TV Technology Co., Ltd. , a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China (“PRC”) whose registered office is at Jingmeng Hi-Tech Building B, Room 402, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianhua Zhu (“Party A”);

Consignee:	Beijing Super TV Co., Ltd., a wholly foreign owned enterprise duly incorporated and validly existing under the PRC laws whose registered office is at Jingmeng Hi-Tech Building B, 4/F, Room 406, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianhua Zhu (“Party B”).

Whereas:

1.	Party A, a company mainly engaging in digital TV business, has entered into certain agreements with many TV stations at various locations in China to provide services of TV system platform integration. Party A decides to restructure its business procedures and, for the purposes of its business development and Customer needs, entrust certain research developers with technological strength to develop various patent packages, non-patent applications as well as software system applications relating to TV businesses, based on the development objectives, purposes, technical standards and time required by Party A.

2.	Party B, engaging in the development and production of technological products related to digital TV business, has technological advantages and rich experience in this field;

3.	Party A and Party B agree to enter in this agreement and establish a long-term cooperation relationship in the aforesaid technological development.

NOW THEREFORE, through friendly negotiations, the Parties hereto have reached the following agreements:

1.	Definitions

Unless set forth otherwise herein, certain words and expressions used herein are defined as follows:

1.1	“Technology” means various patent packages, non-patent applications as well as software system applications relating to TV business.

1.2	“Customer” means any of the customers in China who, based on the agreements or business partnership contracts it has entered into or will enter into with Party A, entrusts Party A to provide certain services including but not limited to software applications and platform integrations relating to digital TV systems. For the purpose of this Agreement, the two Parties hereto may amend in writing from time to time the definition of the “Customer”.

1.3	“China” means the People’s Republic of China, excluding, for the purpose hereof, Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

1.4	“PRC law” means the law of the People’s Republic of China, excluding, for the purpose hereof, that of Hong Kong Special Administrative Region, Macao Special Administrative Region or Taiwan.

2.	Technological Development

2.1	Party A and Party B agree that Party A shall entrust Party B to develop all the technologies required by Party A and its Customers within the effective term of this Agreement. Both Parties agree that, for the purpose of Party B developing technologies for Party A’s Customers as required by Party A, Party A shall be responsible for entering into all the relevant contracts with its Customers (including obtaining Customer’ s authorizations and consents for the technological development by Party A).

2.2	Party A shall deliver 30 days prior to the commencement of any technological development to Party B in written forms all the names, types, development objectives, purposes, technical specifications and deadlines for the technologies to be developed by Party B. Party A shall also provide Party B any relevant technical materials and original data. Party A hereby acknowledges that all such technical materials and original data are under Party A’s ownership.

2.3	Party B shall prepare a development working plan within seven days after receiving the information and materials set forth in 2.2 hereof, and deliver such plan to Party A for review and approval. Such working plan shall include development schedules, technical issues to be considered at each phase, goals, deadlines and so on.

2.4	Both Parties agree that Party B may assign by its own decisions any proper and competent developers and inspectors to participate in the development work.

2.5	Party A agrees to provide, at Party B’s requests, to Party B and its developers any technological support, convenience and assistance related to the entrusted technological development.

2.6	Party B shall conduct its development work in accordance with the development working plan reviewed and approved by Party A, and shall deliver the products before the deadline for Party A to conduct an acceptance check based on the agreed technical specifications. If the acceptance check is satisfactory, Party A shall provide Party B an acceptance proof in written form. Party B shall provide Party A with all the necessary technical documents and trainings to enable Party A and its Customers to master the products developed by Party B.

3.	Development Fees and Payment

3.1	Both Parties agree that Party A shall pay Party B the development fees for Party B’s technology work requested by Party A hereunder.

3.2	Both Parties agree upon the following calculation for the development fees:

The development fees = Party A’s sales price for the product developed by Party B x a certain percentage x the quantity of the products sold.

3.3	The aforesaid fixed rate is tentatively determined as 80%, which is to be adjusted based on the level of technical sophistication and difficulty of particular development tasks. The set percentage for each product shall be determined on an arm’s-length basis.

3.4	Party A shall pay Party B such development fees within ten days after it receives the payment of each sale of the products.

3.5	Party A shall, at Party B’s written request, deliver to Party B in advance 50% to 90% of the development fees within the time limit requested by Party B.

4.	Confidentiality

4.1	Prior to Party A’s delivery of the acceptance proof to Party B, both Parties shall keep confidential any names, types, contents, development objectives, purposes, specifications, as well as all technical materials and original data provided by Party A to Party B. Unless explicitly set forth or required by any applicable PRC law or regulations or any applicable regulatory authorities, no Party hereto shall disclose such information to any third party without the other Party’s written consent, otherwise the violating Party shall bear any liabilities and indemnify the other Party for the losses caused by such violation.

4.2	Each Party shall keep confidential the other Party’s non-public technical information and business secrets learned by it during the course of both Parties’ cooperation. No Party hereto shall disclose such information to any third party without the other Party’s written consent, otherwise the violating Party shall bear any liabilities and indemnify the other Party for the losses caused by such violation.

4.3	Each Party shall continue to comply with the confidential provisions hereunder and perform its confidential obligations committed by it within the two years after the termination of this Agreement until the other Party agrees to terminate such obligations or until the time when the other Party would not suffer from any actual damages caused by any breach of such confidential provisions hereunder.

5.	Assumption of Risks

5.1	During the course of the technological development, in the event that any unsolvable technical problems cause the technological development to fail to produce final products before the deadline or fail to produce products that reach the standards set forth by the development working plan, any related risks shall be assumed jointly by both Parties.

5.2	In the event that any unsolvable technical problems cause the technological development to fail to produce products that reach the standards set forth by the development working plan, Party A shall not request Party B to indemnify for such failure.

6.	Ownership of the Technologies to be Developed and the Subsequent Development Achievements

6.1	Both Parties agree that any patents, software copyrights, non-patent technologies and any other relevant rights under the applicable PRC law and regulations shall be owned jointly by both Parties. Party A and Party B shall jointly apply for patent or software copyright registrations after Party A delivers an acceptance proof to Party B.

6.2	In the event that the technology to be developed is subject to certain commercial factors such as a sensitive market, Party A may, with Party B’s written consent, solely own certain patents or software copyrights and independently apply for the patent or software copyright registrations. Party A shall authorize Party B with the exclusive rights for free use of the patents or software to be developed (including any Technologies pending for patents that Party A is applying for and any Technologies of which the patent certificates and/or software registration certificates have been held by Party A). Any exercising methods, scope or restrictions of such use rights are to be specified under a separate use right agreement entered into by both Parties hereto.

6.3	Both Parties agree that Party B may, during the course of the technological development, independently develop other technologies based on such Technologies. Any patents or software copyrights of such technologies developed by Party B shall be solely owned to Party B.

7.	Representations, Warranties and Covenants

7.1	Each Party hereby makes its representations, warranties and covenants to the other Party as follows:

(1)	It has the powers to execute this Agreement and perform all its obligations hereunder;

(2)	It shall enter into all the documents and take all the actions necessary for the completion of the contemplated transaction hereunder; and

(3)	Unless set forth otherwise herein, the execution of this Agreement and the completion of the contemplated transaction hereunder shall not cause any violation, cancellation or termination of any other agreements, commitments or any terms or conditions of other legal documents, nor constitute any breach of any agreements, commitments or other legal documents, nor violate any laws or regulations by any administrative authorities or government agencies, nor conflict with any verdicts, judgments or rules by any courts, administrative authorities or government agencies that may exert material effects on the operations of any Party hereto.

8.	Liability for Breach of Contract

8.1	If any Party hereto has any of the following situations, it constitutes a breach of this Agreement:

(1)	Violates any obligation hereunder;

(2)	Violates any undertaking hereunder; or

(3)	Its representations and warranties hereunder are not factually correct or misleading (whether they are made in good faith or bad faith).

8.2	If there are the aforesaid situations, the non-breaching party has the right to request the defaulting party to rectify the breach within thirty Business Days; if the defaulting party fails to rectify the breach in the time limit, the non-breaching party has the right to terminate this Agreement.

8.3	Both Parties warrant to each other, whether the agreement is terminated or not, without prejudice to the rights of compensation for damage enjoyed by one Party hereto, the defaulting Party shall upon the request of the observant party compensate the non-breaching party the following:

(1)	A certain amount, to make good the non-breaching party’s losses as if the defaulting party did not breach this Agreement;

(2)	For the non-breaching party’s direct or indirect losses resulting from the breach of the defaulting party (including but not limited to reasonable litigation fees, arbitration fees and attorney’s fees paid by the non-breaching party thus).

8.4	Any Party who fails to exercise or delays in exercising its rights hereunder shall not be deemed to waive such rights, and the exercise of such rights in part shall not preclude its exercise in full in the future.

9.	Force Majeure

9.1	“Force Majeure” means those events that cannot be reasonably controlled, forecasted or even if they were forecasted but cannot be avoided, and these events preclude, affect or delay any party’s fulfillment of all or part of obligations hereunder. These events include but are not limited to earthquake, typhoon, flood, fire or other natural disasters, war, riots, strike or other similar events.

9.2	In the event of Force Majeure, the affected Party shall notify the other Party of such event promptly in a most swift way, and provide evidencing documents to explain the details of this event and reasons why the obligations cannot be fulfilled in part or in full or delays to fulfill this Agreement within five Business Days, and then both Parties negotiate whether to postpone the implementation of this Agreement or terminate it.

10.	Settlement of Disputes and Governing Law

10.1	Consultations

If there are disputes arising from the interpretation or implementation of this Agreement, both Parties shall, after one Party notifies the other Party of the disputing event, settle them by consultations at first on the basis of that keeping them confidential and not damaging both Parties’ original rights and obligations. If the dispute cannot be solved within thirty days upon notification or a longer period agreed by both Parties in writing, it shall be settled according to Article 10.2 and Article 10.3 hereof.

10.2	Arbitration Rules

Any dispute arising hereof or related hereto, including the existence, effectiveness or termination hereof shall be submitted to arbitration in Beijing. The dispute shall be arbitrated before China International Economic and Trade Arbitration Committee (hereinafter referred to as “CIETAC”) in accordance with its arbitration rules then effective, and the arbitration award is final and exclusive.

10.3	Procedures

In addition to CIETAC arbitration rules, the arbitration shall be proceeded as follows:

(1)	The arbitral tribunal shall have three (3) arbitrators. Each Party appoints one arbitrator, and the third arbitrator shall be appointed jointly by both Parties. If both Parties cannot reach a consensus on the appointment of the third arbitrator, it shall be appointed by CIETAC and act as the presiding arbitrator of the arbitral tribunal.

(2)	The arbitration award is final and binding upon both Parties.

(3)	Unless otherwise stated in the arbitration award, the arbitration fees shall be borne by the losing party in accordance with CIETAC arbitration rules then effective.

(4)	In the course of arbitration, both Parties shall continue to perform their respective obligations hereunder (except for those obligations subject to arbitration).

10.4	The conclusion, effectiveness and interpretation of this Agreement and the settlement of disputes are governed by the PRC law.

11.	Integrity and Severability

11.1	This Agreement constitutes the complete agreement concerning the transaction contemplated herein and supersedes any offers, covenants, explanations, interpretations and other communications previously made by any Party hereto for the purpose of entering into this Agreement.

11.2	If any provision hereof is deemed to be invalid by a court or arbitration tribunal, the effectiveness of the remaining provisions shall not be affected.

12.	Miscellaneous

12.1	Any Party shall not transfer or purport to transfer all or part of its rights or obligations hereunder, without the other Party’s written consent.

12.2	Any notices under this Agreement shall be made in writing and be delivered by registered mail, courier, DHL or similar express delivery companies, fax, telegraph, e-mail or other electronic communications. A notice shall be deemed to be delivered when arriving at recipients’ registered addresses. If delivered by registered mail, the receipt date on the mailing return is the date of arrival; if delivered by DHL or similar express companies, the date confirmed formally is the date of arrival; if delivered by fax, when the confirmation information is received from the fax machine, the delivery is deemed to be done; and if delivered by telegraph or e-mail, the next Business Day following delivery is the date of arrival.

12.3	This Agreement shall come to effect on the date when both Parties duly and officially execute this Agreement. The effective term of this Agreement shall be ten years. Any

Party shall not alter or terminate the Agreement in advance without mutual consent by both Parties. Both Parties may make consultations and enter into any written supplement agreements for any issues uncovered by this Agreement. Any of such supplement agreements shall be an integral part of this Agreement and have equal legal effects.

12.4	The Agreement is written in Chinese with three original copies with equal legal effects. Each Party holds one copy, and third copy is be submitted to the relevant authorities.

(No text hereinafter)

Signature page

In witness whereof, the Parties hereto have their authorized representatives execute this Agreement on date and place indicated at the Preamble hereof.

Party A: Beijing Novel-Tongfang Digital TV Technology Co., Ltd.
Legal/Authorized Representative:	/s/ Dong Li
(Seal)

Party B: Beijing Super TV Co., Ltd.
Legal/Authorized Representative:	/s/ Zengxiang Lu
(Seal)